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                                                                     Exhibit 1.1





                           SYNERGIS TECHNOLOGIES, INC.

                                  COMMON STOCK

                              ____________________

                             UNDERWRITING AGREEMENT


                                                                _________ , 1997


THE ROBINSON-HUMPHREY COMPANY, LLC
McDONALD & COMPANY SECURITIES, INC.
As Representatives of the several Underwriters named in Schedule I hereto c/o The Robinson-Humphrey Company, LLC
3333 Peachtree Road, N.E.
Atlanta, Georgia 30326

Ladies and Gentlemen:

      Synergis Technologies, Inc., an Ohio corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I (the "Underwriters") an aggregate of 1,850,000 shares of common stock, without par value ("Common Stock"), and MedPlus, Inc. (the "Selling Shareholder"), proposes to sell to the Underwriters an aggregate of 750,000 shares of Common Stock of the Company (together, the "Firm Shares"), and at the election of the Underwriters, the Company proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters up to 390,000 additional shares of Common Stock (the "Optional Shares") (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the "Shares"). The Company has entered into the Agreements identified on Exhibit A attached hereto (the "Acquisition Agreements") with the companies identified on Exhibit A (together, the "Acquired Companies") to acquire such companies or to purchase substantially all of their assets simultaneous with the First Time of Delivery (as hereinafter defined) (the "Acquisitions"). For the purposes of this Agreement, unless the context expressly otherwise requires, references to the Company shall include the Acquired Companies as if the Acquisitions have been completed.

      1. (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company and the Selling Shareholder, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:
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            (i)   A registration statement on Form S-1 (File No. 333-___) (the
      "Initial Registration Statement") with respect to the Shares, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and one or more amendments to such Initial Registration Statement have been so filed. After the execution of this Agreement, the Company will file with the Commission either (A) if such Initial Registration Statement, as it may have been amended, has become effective under the Act and information has been omitted therefrom in accordance with Rule 430A under the Act, a prospectus in the form most recently included in an amendment to such Initial Registration Statement with such changes or insertions as are required by Rule 430A or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Representatives, or (B) if such Initial Registration Statement, as it may have been amended, has not become effective under the Act, an amendment to such Initial Registration Statement, including a form of prospectus, a copy of which amendment has been provided to and approved by the Representatives prior to the execution of this Agreement or (C) if such Initial Registration Statement, as it may have been amended, has become effective under the Act and the number of shares to be offered has subsequently been increased, a registration statement (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Act and as has been provided to and approved by the Representatives. As used in this Agreement, the term "Registration Statement" means such Initial Registration Statement, as amended at the time when it was or is declared effective, including all financial statement schedules and exhibits thereto together with any Rule 462(b) Registration Statement and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion included in such Initial Registration Statement or any amendment or post-effective amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be so filed, such term means the prospectus included in the Registration Statement. For purposes of the following representations and warranties, to the extent reference is made to the Prospectus and at the relevant time the Prospectus is not yet in existence, such reference shall be deemed to be to the most recent Preliminary Prospectus.

            (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction. If the Registration Statement has become effective under the Act, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened or is contemplated by the Commission or the securities authority of any state or other jurisdiction.

            (iii) When any Preliminary Prospectus was filed with the Commission it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the


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      circumstances under which they were made, not misleading. When the
      Registration Statement or any amendment thereto was or is declared effective, and at each Time of Delivery (as hereinafter defined), it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at each Time of Delivery, the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (iii) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein. The Company, the Selling Shareholder and the Underwriters hereby acknowledge that the following constitutes the only information furnished in writing to the Company by the Underwriters specifically for use in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement: (i) the statements in the last paragraph on the cover page of the Prospectus; (ii) the statements with respect to stabilization in the paragraph at the bottom of the inside front cover page of the Prospectus; and (iii) the statements under the caption "Underwriting" in the Prospectus.

                  (iv) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings or contracts and other documents are accurate and fairly present the information required to be shown; and there are no statutes or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described as required and no contracts or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                  (v) The Company (and each of the Acquired Companies immediately prior to the First Time of Delivery) has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus. The Company has full power and authority (corporate and other) to enter into this Agreement and to perform its obligations hereunder. The Company (and each of the Acquired Companies immediately prior to the First Time of Delivery) is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to


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      require such qualification, except where the failure to so qualify would not have a material adverse effect on the financial position, results of operations or business of the Company.

                  (vi) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Stock contained in the Prospectus. None of the issued shares of capital stock of the Company or its predecessors has been issued or is owned or held in violation of any preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of capital stock of the Company) has any preemptive or other rights to subscribe for any of the Shares.

                  (vii) The Company has no subsidiaries. The Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or any ownership interest in any partnership, joint venture or other association.

                  (viii) Except as disclosed in the Registration Statement, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

                  (ix) Since the date of the most recent audited financial statements included in the Prospectus, the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus.

                  (x) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and other than as disclosed in or contemplated by the Registration Statement and the Prospectus, (A) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company, (B) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (C) there has not been any material change in the capital stock, long-term debt or short-term debt of the Company, and (D) there has not been any material adverse change, or any development that the Company reasonably expects to result in a material adverse change, in or affecting the financial position, results of operations or business of the Company.

                  (xi) The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and will conform to the description of the Common Stock contained in the Prospectus; and the certificates evidencing the Shares comply with all applicable requirements of Ohio law.


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            (xii) Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement (or any such right has been effectively waived) or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

            (xiii) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

            (xiv) The Company is not, nor with the giving of notice or passage of time or both will it be, in violation of its Articles of Incorporation or Code of Regulations or in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or to which any of its properties or assets are subject.

            (xv) The issue and sale of the Shares to be issued and sold by the Company and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or to which any of its properties or assets is subject, nor will such action conflict with or violate any provision of the Articles of Incorporation or Code of Regulations of the Company or any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets.

            (xvi) The Company has good and indefeasible title in fee simple to all real property, if any, and good title to all personal property owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held under leases which are valid and enforceable as to the Company and, to the Company's knowledge, as to others, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.

            (xvii) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the sale of the Shares or the consummation of the transactions contemplated by this Agreement, except the registration of the Shares under the Act (which, if the Registration


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      Statement is not effective as of the time of execution hereof, shall be obtained as provided in this Agreement) and such as may be required from the National Association of Securities Dealers, Inc. (the "NASD") and under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters.

                  (xviii) There is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or, to the Company's knowledge, threatened (or any basis therefor) in which the Company is a party or of which any of its properties or assets are the subject which, if determined adversely to the Company, would individually or in the aggregate reasonably be expected to have a material adverse effect on the financial position, results of operations or business of the Company. The Company is not in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except such as do not and will not individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company.

                  (xix) To the Company's knowledge, each of KPMG Peat Marwick LLP, Clark, Schaefer, Hackett & Co. and Deloitte & Touche LLP, who have certified certain financial statements of the Company and of the Acquired Companies, are and were, during the periods covered by their reports included in the Registration Statement and the Prospectus, independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                  (xx) The pro forma combined financial statements of the Company and the historical financial statements of the Company and the Acquired Companies, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly in all material respects the pro forma combined or historical financial position, as the case may be, of the Company and the Acquired Companies, as the case may be, as of the dates indicated and the results of their operations and changes in their cash flows for the periods specified; and said historical financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as may be set forth therein, and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the pro forma combined financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the Act and are based upon good faith estimates and assumptions believed by the Company to be reasonable. The selected financial data set forth under the captions "Selected Pro Forma Combined Financial Data" and "Selected Financial Data of the Founding Companies" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein.

                  (xxi) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles.


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                  (xxii) Neither the Company nor any of its officers, directors or other affiliates has (A) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (B) since the filing of the Registration Statement
      (1) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  (xxiii) The Company has obtained for the benefit of the Company and the Underwriters from each of its directors and officers, the Selling Shareholder, the controlling shareholder(s) of each of the Acquired Companies and Madison Financial Group Ltd. a written agreement that for a period of 180 days from the date of the Prospectus such person will not, without your prior written consent, sell, offer to sell, contract to sell, solicit an offer to buy, grant any option for the purchase or sale of, assign, pledge, distribute or otherwise transfer, dispose of or encumber (or make any announcement with respect to any of the foregoing), directly or indirectly, any shares of Common Stock, or any options, rights, warrants or other securities convertible into or exercisable or exchangeable for Common Stock or evidencing any right to purchase or subscribe for shares of Common Stock, whether or not beneficially owned, except as provided in Section 2.

                  (xxiv) Neither the Company nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (xxv) The operations of the Company with respect to any real property currently leased or owned or by any means controlled by the Company (the "Real Property") are in compliance with all federal, state and local laws, ordinances, rules and regulations relating to occupational health and safety and the environment (collectively, "Laws"), and the Company has all licenses, permits and authorizations necessary to operate under all Laws and is in compliance with all terms and conditions of such licenses, permits and authorizations; the Company has not authorized or conducted and have no knowledge of the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquefied gas or synthetic gas defined or regulated under any environmental law on, in or under any Real Property; and there is no pending or threatened claim, litigation or any administrative agency proceeding, nor has the Company received any written or oral notice from any governmental entity or third party, that: (A) alleges a violation of any Laws by the Company; (B) alleges the Company is a liable party under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. or any state superfund law; (C) alleges possible contamination of the environment by the Company; or (D) alleges possible contamination of the Real Property.


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                  (xxvi) The Company owns or possesses, or is licensed or
      otherwise has the full legal right to utilize, any patents, patent rights, licenses, inventions, copyrights, know-how, service marks, trade names and other intangible property presently employed by it in connection with the business now operated by it or which the Prospectus indicates the Company proposes to operate, except where the failure to so own or possess such legal right could not reasonable be expected to have a material adverse effect on the business of the Company, and the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights which, singularly or in the aggregate, if the subject of an unfavorable final determination, could reasonable be expected to have a material adverse effect on the business of the Company.

                  (xxvii) The Company has delivered or made available to you prior to the date the Registration Statement was declared effective copies of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all other written employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), adopted, maintained, sponsored in whole or in part or contributed to by the Company or its predecessors for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "Company Benefit Plans").

            The Company (and each of its predecessors that adopted or contributed to a Company Benefit Plan) has maintained all Company Benefit Plans (including filing all reports and returns required to be filed with respect thereto) in accordance with their terms and in compliance with the applicable terms of ERISA, the Internal Revenue Code and any other applicable federal and state laws, except for any breach or violation which would not have, individually or in the aggregate, a material adverse effect on the financial position, results of operations or business of the Company. Each Company Benefit Plan which is intended to be qualified under
      Section 401(a) of the Internal Revenue Code has either received a favorable determination letter from the Internal Revenue Service or will timely request such a letter prior to the expiration of any remedial amendment period applicable without penalty to the Company Benefit Plan under the Internal Revenue Code and has at all times been maintained in accordance with Section 401 of the Internal Revenue Code, except where any failure to so maintain such Company Benefit Plan would not have, individually or in the aggregate, a material adverse effect on the financial position, results of operations or business of the Company. The Company has engaged in no transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in an amount which is reasonably likely to have, individually or in the aggregate with any other such transactions, a material adverse effect on the financial position, results of operations or business of the Company.


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            The Company is not obligated to provide post-retirement medical benefits or any other unfunded post-retirement welfare benefits (except, under the Consolidated Omnibus Budget Reconciliation Act of 1986, continuation coverage required to be provided by ERISA Section 601) which would have, individually or in the aggregate, a material adverse effect on the financial position, results of operations or business of the Company. Neither the Company nor any member of a group of trades or businesses under common control (as defined in ERISA Sections 4001(a)(14) and 4001(b)(1)) with the Company have at any time within the last six years sponsored, contributed to or been obligated under Title I or IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA Section 3(35)). Within the last six years, neither the Company nor any member of a group of trades or businesses under common control (as defined in ERISA Sections 4001(a)(14) and 4001(b)(1)) with Company have had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)).

                  (xxviii) No labor dispute exists with the Company's employees, or is imminent, which could materially adversely affect the financial position, results of operations or business of the Company. The Company is not aware of any existing or imminent labor disturbance by its employees which could be expected to adversely affect the financial position, results of operations or business of the Company.

                  (xxix) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged; and the Company has no knowledge of any facts or circumstances that would prevent the renewal of its existing insurance coverage as and when such coverage expires or that would prevent it from obtaining similar coverage from similar insurers as may be necessary to continue its business at a comparable cost, except as disclosed in the Prospectus.

                  (xxx) The Company makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of the Company's financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (C) access to the assets of the Company is permitted only in accordance with management's authorization, and (D) the recorded accountability for assets of the Company is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxxi) The Company's software systems include design, performance and functionality so that the Company does not reasonably expect to experience invalid or incorrect results or abnormal software operation related to calendar year 2000. The Company's software systems include calendar year 2000 date conversion and compatibility capabilities, including, but not limited to, date data century recognition, same century and multiple century formula and date value calculations, and user interface date data values that reflect the century.


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                  (xxxii) The Company has filed all foreign, federal, state and local tax returns that are required to be filed by it and has paid all taxes shown as due on such returns as well as all other taxes, assessments and governmental charges that are due and payable, and no deficiency with respect to any such return has been assessed or proposed. All applicable income and employment taxes have been withheld and paid for any individuals who would be considered common law employees of the Company for federal income and employment tax withholding purposes.

                  (xxxiii) The Company is not, will not become as a result of the transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (xxxiv) Neither the Company nor any "affiliate" (as defined in Florida Statutes, Section 517.021(1), for purposes of this paragraph only) does business with the government of Cuba or with any person or affiliate located in Cuba that would require disclosure under Florida Statutes,
      Section 517.075.

                  (xxxv) Each of the Acquisition Agreements is in full force and effect on the date hereof, and neither the Company, any of the Acquired Companies or any of the other parties thereto is in breach of its, his or her obligations thereunder.

            (b) REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER. The Selling Shareholder represents and warrants to, and agrees with, each of the several Underwriters and the Company that:

                  (i) The Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver to the Underwriters the Shares to be sold by the Selling Shareholder hereunder.

                  (ii) The Selling Shareholder has duly executed and delivered this Agreement and this Agreement constitutes the valid and binding agreement of the Selling Shareholder enforceable against the Selling Shareholder in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles.

                  (iii) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the sale of the Shares to be sold by the Selling Shareholder or the consummation of the transactions contemplated by this Agreement, except the registration of such Shares under the Act (which, if the Registration Statement is not effective as of the time of execution hereof, shall be obtained as provided in this Agreement) and such as may be required from the NASD and under state securities or blue sky laws in connection with the offer, sale and distribution of such Shares by the Underwriters.

                  (iv) The sale of the Shares to be sold by the Selling Shareholder and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach of violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Shareholder or any of its subsidiaries is a party or to which any of their respective properties or assets is subject, nor will such action conflict with or violate any provision of the Articles of Incorporation or Code of Regulations (or similar governing document) of the Selling Shareholder or any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Selling Shareholder or any of the Selling Shareholder's properties or assets.

                  (v) The Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) will have, good and valid title to the Shares to be sold by the Selling Shareholder hereunder, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' voting trusts, equities or claims of any nature whatsoever; and, upon delivery of such Shares against payment therefor as provided herein, good and valid title to such Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever, will pass to the several Underwriters.

                  (vi) The Selling Shareholder has not (A) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (B) since the filing of the Registration Statement (1) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Shares or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  (vii) When any Preliminary Prospectus was filed with the Commission it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, and at each Time of Delivery (as hereinafter defined), it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at each Time of Delivery, the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (vii) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein. The Selling Shareholder and the Underwriters hereby acknowledge that the following constitutes the only information furnished in writing to the Company by the Underwriters specifically for use in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement: (i) the statements in the last paragraph on the cover page of the Prospectus; (ii) the statements with respect to stabilization in the paragraph at the bottom of the inside front cover page of the Prospectus; and (iii) the statements under the caption "Underwriting" in the Prospectus.

      In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, the Selling Shareholder agrees to deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

      2. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions herein set forth, (a) each of the Company and the Selling Shareholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder, pro rata in the proportion that the number of Firm Shares to be sold by each of the Company and the Selling Shareholder bears to the total number of Firm Shares, at a purchase price of $______ per share, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Shares that all of the Underwriters are entitled to purchase hereunder.

      The Company hereby grants to the Underwriters the right to purchase, at their election in whole or in part from time to time, up to 390,000 Optional Shares, at the purchase price per share set forth in clause (a) in the paragraph above, for the sole purpose of covering over-allotments in the sale of Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from you to the Company, given from time to time within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as hereinafter defined) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. In the event you elect to purchase all or a portion of the Optional Shares, the Company agrees to furnish or cause to be furnished to you the certificates, letters and opinions, and to satisfy all conditions, set forth in Section 7 hereof at each Subsequent Time of Delivery (as hereinafter defined).

      3. OFFERING BY THE UNDERWRITERS. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions disclosed in the Prospectus.

      4. DELIVERY OF SHARES; CLOSING. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as The Robinson-Humphrey Company, LLC may request upon at least 48 hours' prior notice to the Company, shall be delivered by or on behalf of the Company and the Selling Shareholder to you for the account of such Underwriter against payment by such Underwriter on its behalf of the purchase price therefor by wire transfer or certified or official bank check or checks drawn on an Atlanta, Georgia bank, payable to the order of the Company and the Selling Shareholder, as their interests may appear, in clearing house funds. The closing of the sale and purchase of the Shares shall be held at the offices of Taft, Stettinius & Hollister, 425 Walnut Street, 1800 Star Bank Center, Cincinnati, OH 45202-3957, or at such other location as you, the Company and the Selling Shareholder may agree upon, except that physical delivery of such certificates shall be made at the office of The Depository Trust Company, 55 Water Street, New York, New York 10041. The time and date of such delivery and payment shall be, with respect to the Firm Shares, at 10:00 a.m., Atlanta time, the third (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) promulgated pursuant to the Securities Act of 1934, as amended (the "Exchange Act"), after 4:30 p.m., Washington, D.C. time, the fourth) full business day after this Agreement is executed or at such other time and date not less than the seventh full business day thereafter as you, the Company and the Selling Shareholder may agree upon in writing, and, with respect to the Optional Shares, at 10:00 a.m., Atlanta time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase all or part of such Optional Shares, or at such other time and date as you and the Company may agree upon. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of any Optional Shares, if not the First Time of Delivery, is herein called a "Subsequent Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." The Company will make such certificates available for checking and packaging at least 24 hours prior to each Time of Delivery at the office of The Depository Trust Company, 55 Water Street, New York, New York 10041 or at such other location in New York, New York specified by you in writing at least 48 hours prior to such Time of Delivery.

      5. (a) COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Underwriters:

         (i) If the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the

      Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by you, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifth business day after the date on which the Registration Statement is declared effective. The Company will advise you promptly of any such filing pursuant to Rule 424(b).

                  (ii) The Company will not file with the Commission the prospectus or the amendment referred to in the second sentence of Section 1(a)(i) hereof, any amendment or supplement to the Prospectus or any amendment to the Registration Statement unless you have received a reasonable period of time to review any such proposed amendment or supplement and consented to the filing thereof and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon the request of the Representatives or counsel for the Underwriters, the Company will promptly prepare and file with the Commission, in accordance with the rules and regulations of the Commission, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, the Company will file any amendment or supplement to the Prospectus with the Commission in the manner and within the time period required by Rule 424(b) under the Act. The Company will advise the Representatives, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence to the Representatives of each such filing or effectiveness.

                  (iii) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

                  (iv) The Company will advise you promptly after receiving notice or obtaining knowledge of (A) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or of the initiation or threatening of any proceeding for any such purpose, (B) the suspension of the qualification of the Shares for offer or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (C) any request made by the Commission or any securities authority of any other jurisdiction for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

                  (v) If the delivery of a prospectus relating to the Shares is required under the Act at any time prior to the expiration of nine months after the date of the Prospectus and if at such time any events have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any reason it is necessary during such same period to amend or supplement the Prospectus to comply with the Act or the rules and regulations thereunder, the Company will promptly notify you and upon your request (but at the Company's expense) prepare and file with the Commission an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will furnish without charge to each Underwriter and to any dealer in securities as many copies of such amended or supplemented Prospectus as you may from time to time reasonably request. If the delivery of a prospectus relating to the Shares is required under the Act at any time nine months or more after the date of the Prospectus, upon your request but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

                  (vi) The Company promptly from time to time will take such action as you may reasonably request to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as you may request and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                  (vii) The Company will promptly provide you, without charge,
      (A) two manually executed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, (B) for each other Underwriter a conformed copy of the Registration Statement as originally filed and of each amendment thereto, without exhibits, and
      (C) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as you may reasonably request.

                  (viii) As soon as practicable, but in any event not later than 45 days after the end of the Company's fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs, the Company will make generally available to its security holders an earnings statement of the Company and its subsidiaries, if any, covering a period of at least 12 months beginning after the effective date of the Registration Statement (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder.

                  (ix) During the period beginning on the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the "Lockup Period"), the Company will not, without your prior written consent, offer, pledge, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of (or announce any of the foregoing), directly or indirectly, any shares of Common Stock or securities convertible into, exercisable or exchangeable for, shares of Common Stock, except as provided in Section 2 and except that the Company may (A) offer and sell shares of Common Stock pursuant to the Company's 1997 Long-Term Incentive Plan described in the Registration Statement, (B) issue shares of Common Stock in connection with future acquisitions, provided that such shares are subject to the Lockup Period, and (C) issue shares of Common Stock to the former shareholders of the Acquired Companies in accordance with the earn-out arrangements described in the Registration Statement, provided that such shares are subject to the Lockup Period.

                  (x) During a period of five years from the effective date of the Registration Statement, the Company will furnish to you and, upon request, to each of the other Underwriters, without charge, (A) copies of all reports or other communications (financial or other) furnished to shareholders, (B) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the NASD or any national securities exchange, and (C) such additional information concerning the business and financial condition of the Company and its subsidiaries, if any, as you may reasonably request.

                  (xi) Neither the Company nor any of its officers, directors or other affiliates will (A) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (B) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (C) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  (xii) The Company will apply the net proceeds from the offering in the manner set forth under "Use of Proceeds" in the Prospectus.

                  (xiii) The Company will cause the Shares to be listed on the Nasdaq National Market at each Time of Delivery and for at least one year from the date hereof.

                  (xiv) If at any time during the period beginning on the date the Registration Statement becomes effective and ending on the later of
      (A) the date 30 days after such effective date and (B) the date that is the earlier of (1) the date on which the Company first files with the Commission a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K after such effective date and (2) the date on which the Company first issues a quarterly or annual financial report to shareholders after such effective date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates an amendment of or supplement to the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

                  (xv) The Company will comply with all of its covenants under each of the Acquisition Agreements.

            (b) COVENANTS OF THE SELLING SHAREHOLDER. The Selling Shareholder covenants and agrees with each of the Underwriters:

                  (i) During the Lockup Period, the Selling Shareholder will not, without your prior written consent, sell, offer to sell, contract to sell, solicit an offer to buy, grant any option for the purchase or sale of, assign, pledge, distribute or otherwise transfer, dispose of or encumber (or make any announcement with respect to any of the foregoing), directly or indirectly, any shares of Common Stock, or any options, rights, warrants or other securities convertible into or exercisable or exchangeable for Common Stock or evidencing any right to purchase or subscribe for shares of Common Stock, whether or not beneficially owned by the Selling Shareholder, except as provided in Section 2 and in Section 5(b)(iii) below.

                  (ii) The Selling Shareholder will not (A) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (B) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares or (C) pay to or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company.

                  (iii) Prior to the First Time of Delivery, the Selling Shareholder will make that contribution, of shares of its Common Stock, to the capital of the Company described under the caption "Certain Transactions" in the Prospectus.

      6. EXPENSES. The Company and the Selling Shareholder will pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 10 hereof, including, without limitation, all costs and expenses incident to (i) the reasonable fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement (including all amendments thereto), any Preliminary Prospectus, the Prospectus and, if applicable, any amendments and supplements thereto, this Agreement and any blue sky memoranda; (ii) the delivery of copies of the foregoing documents to the Underwriters; (iii) the filing fees of the Commission and the NASD relating to the Shares and the related reasonable fees and disbursements of counsel for the Underwriters in connection with filings with the NASD; (iv) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees; (v) any qualification of the Shares for offering and sale under state securities and blue sky laws, including filing fees and reasonable fees and disbursements of counsel for the Underwriters relating to blue sky law compliance; (vi) listing of the Shares on the Nasdaq National Market and (vii) any reasonable expenses for travel, lodging and meals incurred by the Company and any of its officers, directors and employees in connection with any meetings with prospective investors in the Shares. It is understood, however, that, except as provided in this Section, Section 8 and Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses relating to the offer and sale of the Shares.

      7. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder to purchase and pay for the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the accuracy of the representations and warranties of the Company and the Selling Shareholder contained herein as of the date hereof and as of such Time of Delivery, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their respective covenants and agreements hereunder, and to the following additional conditions precedent:

            (a) If the registration statement as amended to date has not become effective prior to the execution of this Agreement, such registration statement shall have been declared effective not later than 4:00 p.m., Atlanta time, on the day following the date of this Agreement or such later date and/or time as shall have been consented to by you in writing. The Prospectus and any amendment or supplement thereto shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing and in accordance with Section 5(a) of this Agreement; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted, threatened or, to the knowledge of the Company and the Representatives, contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

            (b) Taft, Stettinius & Hollister, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (c) You shall have received an opinion, dated such Time of Delivery, of Dinsmore & Shohl LLP, counsel for the Company, in form and substance reasonably satisfactory to you and your counsel, to the effect that:

                (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Ohio and has the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and perform its obligations hereunder. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, except where the failure to so qualify would not have a material adverse effect on the financial position, results of operations or business of the Company.

                (ii) The Company has no subsidiaries. The Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

            (iii) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholder) have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Stock contained in the Prospectus. None of the issued shares of capital stock of the Company, or its predecessors, has been issued or is owned or held in violation of any statutory preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of capital stock of the Company) has any statutory preemptive or, to such counsel's knowledge, other rights to subscribe for any of the Shares.

            (iv) Except as described in the Registration Statement, to the knowledge of such counsel, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

            (v) The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and will conform to the description of the Common Stock contained in the Prospectus; the form of certificate evidencing the Shares complies with all applicable requirements of Ohio law; and the Shares have been approved to be listed on the Nasdaq National Market.

            (vi) Except as described in the Registration Statement, to the knowledge of such counsel, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement (or any such right has been effectively waived) or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

            (vii) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Act by reason of Sections 3(b), 4(2) or 4(6) thereof or if not exempt in compliance with the Act, any private rights of action for rescission or damages arising from such failure to register any such securities are time barred by applicable statutes of limitations or equitable principles, including laches.

            (viii) The Company is not, nor with the giving of notice or passage of time or both will it be, in violation of its Articles of Incorporation or Code of Regulations or in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument, known to such counsel, to which the Company is a party or to which any of its properties or assets is subject and which is required to be included as an exhibit to the Registration Statement.

                  (ix) The issue and sale of the Shares being issued at such Time of Delivery and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument, known to such counsel, to which the Company is a party or to which any of its properties or assets is subject nor will such action conflict with or violate any provision of the Articles of Incorporation or Code of Regulations of the Company or any statute, rule or regulation (assuming compliance with all applicable state securities or blue sky laws, as to which such counsel need express no opinion) or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets.

                  (x) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement, except the registration of the Shares under the Act and such as may be required from the NASD or under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters.

                  (xi) The Company has good and indefeasible title in fee simple to all real property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made of such property by the Company; and any real property and buildings held by the Company under leases are held under leases which are valid and enforceable as to the Company and, to such counsel's knowledge, as to others, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made of such property and buildings by the Company.

                  (xii) To such counsel's knowledge, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or threatened in which the Company is a party or of which any of its properties or assets is the subject which, if determined adversely to the Company, individually or in the aggregate, reasonably would be expected to have a material adverse effect on the financial position, results of operations or business of the Company; and, to such counsel's knowledge, the Company is not in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except such as do not and will not individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company.

                  (xiii) The Company owns or has the right to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, trade secrets, proprietary or other confidential information and intangible properties and assets

      (collectively, "Intangibles") presently employed by it in connection with its business as presently conducted or as the Prospectus indicates the Company proposes to conduct; to the knowledge of such counsel, the Company has not infringed and is not infringing, and has not received notice of infringement with respect to, asserted Intangibles of others; and, to the knowledge of such counsel, there is no infringement by others of Intangibles of the Company.

                  (xiv) The employment agreements in effect between the Company and its employees are valid and enforceable; provided, however, that such counsel need not render any opinion with regard to the validity and enforceability of any non-compete provision contained therein; and provided further, that the invalidity or unenforceability of any such non-compete agreement shall not render the remainder of such agreement, or any of the other provisions thereof, invalid or unenforceable.

                  (xv) This Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Agreement is a valid and binding agreement of the other parties hereto, constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally, to general equitable principles and to applicable securities laws or principles of public policy underlying such laws with regard to rights to indemnity and contribution.

                  (xvi) The Registration Statement and the Prospectus and each amendment or supplement thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder. The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings or contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

                  (xvii) The Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or threatened or, to such counsel's knowledge, are contemplated by the Commission.

                  (xviii) The Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (xix) All individuals participating in (or eligible to participate in) any Company Benefit Plan maintained (or contributed to) by the Company are common-law employees under the rationale set forth in Professional and Executive Leasing, Inc., 89 TC 225 (1987).

                  (xx) The Acquisitions have been consummated pursuant to the Acquisition Agreements and as described in the Registration Statement.

                  (xxi) The offer and sale of the shares of Stock in the Acquisitions, and all other offers and sales of securities by the Company on or prior to the First Date of Delivery, are exempt from the registration requirements of Section 5 of the Securities Act and are exempt from registration under all applicable state securities or blue sky laws.

      Such counsel shall also state that they have no reason to believe (i) that the Registration Statement, or any further amendment thereto made prior to such Time of Delivery, on its effective date and as of such Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus, or any amendment or supplement thereto made prior to such Time of Delivery, as of its issue date and as of such Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements, notes and related schedules and other financial or statistical data contained in the Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

      In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem proper, on certificates of responsible officers of the Company and public officials.

            (d) You shall have received an opinion, dated such Time of Delivery, of Dinsmore & Shohl LLP, counsel for the Selling Shareholder, in form and substance reasonably satisfactory to you and your counsel, to the effect that:

                  (i) This Agreement has been duly executed and delivered by or on behalf of the Selling Shareholder; the sale of the Shares to be sold by the Selling Shareholder at such Time of Delivery and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument, known to such counsel, to which the Selling Shareholder is a party or to which any of its properties or assets is subject, nor will such action conflict with or violate any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Selling Shareholder or any of the Selling Shareholder's properties or assets.

                  (ii) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the issue and sale of the Shares being sold by the Selling Shareholder or the consummation of the transactions contemplated by this Agreement, except the registration of such Shares under the Act and such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of such Shares by the Underwriters.

                  (iii) The Selling Shareholder has, and immediately prior to such Time of Delivery the Selling Shareholder will have, good and valid title to the Shares to be sold by the Selling Shareholder hereunder, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, voting trusts, equities or claims of any nature whatsoever; and, upon delivery of such Shares against payment therefor as provided herein, good and valid title to such Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever, will pass to the several Underwriters.

      In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem proper, on certificates of responsible officers of the Company, the Selling Shareholder and public officials.

            (e) You shall have received from each of KPMG Peat Marwick, Clark Schaeffer and Hackett & Co. and Deloitte & Touche LLP, as appropriate, letters dated, respectively, the date hereof and each Time of Delivery, in form and substance satisfactory to you, stating that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder, and to the effect that:

            (i) In their opinion, the financial statements and schedules audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder with respect to registration statements on Forms S-1. With respect to the interim periods included in the Registration Statement, such accountants shall state that they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No.71, Interim Financial Information;

            (ii) The unaudited summary and selected financial information included in the Preliminary Prospectus and the Prospectus under the captions "Prospectus Summary" and "Selected Financial Data of the Founding Companies" agrees with the corresponding amounts in the audited financial statements included in the Prospectus or previously reported on by them;

            (iii) On the basis of a reading of the latest available unaudited interim financial statements of the Company and the Acquired Companies, a reading of the minute books of the Company and the Acquired Companies, inquiries of officials of the Company and the Acquired Companies responsible for financial and accounting matters and other specified procedures, all of which have been agreed to by the Representatives, nothing came to their attention that caused them to believe that:

                  (A) the unaudited financial statements described in paragraph
            (i) above and included in the Registration Statement do not comply as to form in all material respects with the accounting requirements of the Act and the related published rules and regulations thereunder and any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                  (B) at a specified date not more than five days prior to the date of delivery of such respective letter, there was any change in the capital stock, decline in shareholders' equity or increase in long-term debt of the Company or the Acquired Companies, or other items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheets included in the Prospectus, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letters; and

                  (C) for the period from the closing date of the latest
            statements of revenues and expenses included in the Prospectus to a specified date not more than five days prior to the date of delivery of such respective letter, there were any decreases in net revenue or net income of the Company or the Acquired Companies, or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the corresponding period of the preceding year, except in each case for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

            (iv) They have (a) read the unaudited pro forma combined balance sheets of the Company as of December 31, 1996 and June 30, 1997, and the unaudited pro forma combined statements of operations of the Company for the year ended December 31, 1996 and the six-month periods ended June 30, 1996 and 1997, included in the Registration Statement, (b) inquired of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments, (c) reviewed whether the unaudited pro forma combined financial statements referred to above comply as to form in all material respects with the applicable accounting requirements of Regulation S-X, and (d) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma combined financial statements, and based upon the foregoing, nothing came to their attention as a result of the procedures specified above that caused them to believe that the unaudited pro forma combined financial statements referred to above included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

            (v) They have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by you which are derived from the general accounting records of the Company and the Acquired Companies, which appear in the Prospectus and have compared and agreed such amounts, percentages and financial information with the accounting records of the Company and the Acquired Companies or to analyses and schedules prepared by the Company from its detailed accounting records.

            In the event that the letters to be delivered referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that the Underwriters shall have determined, after discussions with officers of the Company responsible for financial and accounting matters and with such accountants, that such changes, decreases or increases as are set forth in such letters do not reflect a material adverse change in the shareholder's equity or long-term debt of the Company and the Acquired Companies as compared with the amounts shown in the latest balance sheets of the Company and the Acquired Companies included in the Prospectus, or a material adverse change in revenues or net income of the Company and the Acquired Companies, in each case as compared with the corresponding period of the prior year.

            (f) Since the date of the latest audited financial statements included in the Prospectus, the Company shall not have sustained (i) any loss or interference with its business from fire, explosion, flood, hurricane or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus, or (ii) any change, or any development involving a prospective change (including without limitation a change in management or control of the Company), in or affecting the position (financial or otherwise), results of operations, net worth or business prospects of the Company, otherwise than as disclosed in or contemplated by the Prospectus, the effect of which, in either such case, is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

            (g) The Shares shall be listed on the Nasdaq National Market, subject to notice of issuance.

            (h) Subsequent to the date hereof there shall not have occurred any of the following: (i) any suspension or limitation in trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or in the Common Stock by the Commission or the NASD or the Nasdaq National Market; (ii) a moratorium on commercial banking activities in New York declared by either federal or state authorities; (iii) any outbreak or escalation of hostilities involving the United States, declaration by the United States of a national emergency or war or any other national or international calamity or emergency if the effect of any such event specified in this clause (iii) in your reasonable judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

            (i) The Company shall have furnished to you at such Time of Delivery certificates of officers of the Company and certificates of the Selling Shareholder, satisfactory to you, as to the accuracy of the representations and warranties of the Company and the Selling Shareholder herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections
(a) and (f) of this Section 7, and as to such other matters as you may reasonably request.

           (j) The Acquisitions shall have been consummated pursuant to each of the Acquisition Agreements and as described in the Registration Statement.

      8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement made by the Company in Section 1(a) of this Agreement; (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

            (b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement made by such Selling Shareholder in Section 1(a) or 1(b) of this Agreement; (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

or (iii) any failure of such Selling Shareholder to perform its obligations hereunder or under law, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein. The Selling Shareholder will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

            (c) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company and the Selling Shareholder against any losses, claims, damages or liabilities to which the Company or the Selling Shareholder may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action.

            (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party. After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Nothing in this Section 8(d) shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party.

            (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and each Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (f) The obligations of the Company and the Selling Shareholder under this Section 8 shall be in addition to any liability which the Company or such Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to the Selling Shareholder and to each person, if any, who controls the Company within the meaning of the Act.

      9. DEFAULT OF UNDERWRITERS. (a) If any Underwriter defaults in its obligation to purchase Shares at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter you do not arrange for the purchase of such Shares, the Company and the Selling Shareholder shall be entitled to a further period of thirty-six
(36) hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholder that you have so arranged for the purchase of such Shares, or the Company and the Selling Shareholder notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Shareholder shall have the right to postpone a Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus that in your opinion may thereby be made necessary. The cost of preparing, printing and filing any such amendments shall be paid for by the Underwriters. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

            (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      10. TERMINATION. (a) This Agreement may be terminated with respect to the Firm Shares or any Optional Shares in the sole discretion of the Representatives by notice to the Company given prior to the First Time of Delivery or any Subsequent Time of Delivery, respectively, in the event that (i) any condition to the obligations of the Underwriters set forth in Section 7 hereof has not been satisfied in all material respects, or (ii) the Company or the Selling Shareholder shall have failed, refused or been unable to deliver the Shares or to perform all obligations and satisfy all conditions on their respective parts to be performed or satisfied hereunder at or prior to such Time of Delivery, in either case other than by reason of a default by any of the Underwriters. If this Agreement is terminated pursuant to this Section 10(a), the Company and the Selling Shareholder will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares. Neither the Company nor the Selling Shareholder shall in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

            (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholder as provided in Section 9(a), the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholder shall not exercise the right described in Section 9(b) to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder, except for the expenses to be borne by the Company, the Selling Shareholder and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      11. SURVIVAL. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers, the Selling Shareholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person referred to in Section 8(e) or the Company, the Selling Shareholder or any officer or director or controlling person of the Company or the Selling Shareholder referred to in Section 8(e), and shall survive delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in frill force and effect, regardless of any termination or cancellation of this Agreement.

      12. NOTICES. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be mailed, delivered or sent by facsimile transmission and confirmed in writing to you in care of The Robinson-Humphrey Company, LLC, 3333 Peachtree Road, N.E., Atlanta, Georgia 30326, Attention:
Corporate Finance Department (with a copy to Taft, Stettinius & Hollister, 1800 Star Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202-3957, Attention:
Timothy E. Hoberg); if sent to the Company, shall be mailed, delivered or sent by facsimile transmission and confirmed in writing to the Company at Synergis Technologies, Inc., 4350 Glendale-Milford Road,

Cincinnati, OH 45241, Attention: President (with a copy to Dinsmore & Shohl LLP, 1900 Chemed Center, 255 East Fifth Street, Cincinnati, OH 45202, Attention:
Charles F. Hertlein, Jr.); and if sent to the Selling Shareholder, shall be mailed, delivered or sent by facsimile transmission and confirmed in writing to it, at Synergis Technologies, Inc., 4350 Glendale-Milford Road, Cincinnati, OH 45241, Attention: President (with a copy to Dinsmore & Shohl LLP, 1900 Chemed Center, 255 East Fifth Street, Cincinnati, OH 45202, Attention: Charles F. Hertlein, Jr.).

      13. REPRESENTATIVES. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you jointly or by The Robinson-Humphrey Company, LLC will be binding upon all the Underwriters.

      14. BINDING EFFECT. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholder and to the extent provided in Sections 8 and 10 hereof, the officers and directors and controlling persons referred to therein and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to any provisions regarding conflicts of laws.

      16. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us one of the counterparts hereof, and upon the acceptance hereof by The Robinson-Humphrey Company, LLC, on behalf of each of the Underwriters, this letter will constitute a binding agreement among the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in the Master Agreement among Underwriters, a copy of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                    Very truly yours,

                                    SYNERGIS TECHNOLOGIES, INC.


                                    By:____________________________________
                                    Name:
                                    Title: President and Chief
                                          Executive Officer


                                    SELLING SHAREHOLDER

                                    MEDPLUS, INC.


                                    By:____________________________________
                                    Name:
                                    Title: President and Chief
                                          Executive Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written
above at Atlanta, Georgia.

THE ROBINSON-HUMPHREY COMPANY, LLC
McDONALD & COMPANY SECURITIES, INC.

By:   The Robinson-Humphrey Company, LLC


      By:________________________________
          (Authorized Representative)

On behalf of each of the Underwriters

                                   SCHEDULE I


                                                              Number of Optional
                                                                 Shares to be
                                          Total Number of        Purchased if
                                         Firm Shares to be      Maximum Option
                                             Purchased            Exercised
                                          ---------------       --------------
                 Underwriter
                 -----------

The Robinson-Humphrey Company, LLC
McDonald & Company Securities, Inc.




















Total

                                    EXHIBIT A

                             Acquisition Agreements

Asset Purchase Agreement with ACCESS Corporation
Agreement and Plan of Merger and Reorganization with DTI Technologies, Inc. Agreement and Plan of Merger and Reorganization with Applied Software Technology, Inc.
Agreement and Plan of Merger and Reorganization with Technical Software, Inc. Agreement and Plan of Merger and Reorganization with Synergis
Technologies, Inc.
Agreement and Plan of Merger and Reorganization with CADD Microsystems, Inc. Agreement and Plan of Merger and Reorganization with Mid-West CAD, Inc. Agreement and Plan of Merger and Reorganization with Devtron, Russell Inc. Agreement and Plan of Merger and Reorganization with Computers for Design, Inc.